As filed with the Securities and Exchange Commission on August 8, 2001

                                                      Registration No.

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          WEBSTER FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                         (State or other jurisdiction of
                         incorporation or organization)

                                   06-1187536
                      (IRS employer identification number)

                                  Webster Plaza
                          Waterbury, Connecticut 06702
                                 (203) 753-2921
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                            ------------------------
    WEBSTER FINANCIAL CORPORATION AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                            (Full title of the Plan)
                            ------------------------

                                William J. Healy
                          Executive Vice President and
                             Chief Financial Officer
                          Webster Financial Corporation
                                 145 Bank Street
                          Waterbury, Connecticut 06702
                                 (203) 578-2335
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                              Stuart G. Stein, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-8575


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                                              CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                 AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES                   TO BE           OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED                REGISTERED(2)       PER SHARE (1)         PRICE (1)(2)       FEE (1)(2)
------------------------------------------- ----------------- --------------------- -------------------- --------------
Common Stock, $0.01 par value of share         1,500,000            $35.65              $53,475,000         $13,369
------------------------------------------------------------------------------------------------------------------------


================================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for shares of common stock of Webster Financial Corporation as listed on the Nasdaq stock market and calculated as of August 3, 2001.
(2) The Registrant is registering 1,500,000 shares of its common stock, par value $.01 per share ("Common Stock"), reserved for issuance pursuant to outstanding options under the Webster Financial Corporation Amended and Restated 1992 Stock Option Plan.

                        REGISTRATION OF ADDITIONAL SHARES

                  Webster Financial Corporation ("Webster") filed a Registration Statement on Form S-8 (File No. 333-48548) with the Securities and Exchange Commission (the "SEC") on October 25, 2000, pursuant to which it registered 2,961,000 shares of Webster common stock, par value $.01 per share, reserved for issuance under the Webster Financial Corporation 1992 Stock Option Plan. The contents of the registration statement are incorporated herein by reference.

                  Subsequently, the Board of Directors of Webster, on April 23, 2001, voted to amend and restate the 1992 Stock Option Plan in its entirety and authorized an increase in the number of shares to be issued under the Amended and Restated 1992 Stock Option Plan. These actions were approved by the shareholders of Webster on April 26, 2001. In connection therewith, Webster hereby registers an additional 1,500,000 shares of common stock, par value $.01 per share, to be reserved for issuance under the Amended and Restated 1992 Stock Option Plan.


ITEM 8.                    EXHIBITS.
   Exhibit
     No.                                           Exhibit
     ---                                           -------

     4.1 Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 to Webster's registration statement on Form S-3 (File No. 333-81563) filed with the SEC on June 25, 1999.)

     4.2 Rights Agreement, dated as of February 5, 1996, between Webster and Chemical Mellon Shareholder Services, L.L.C. (Incorporated by reference to Exhibit 1 to Webster's Current Report on Form 8-K filed with the SEC on February 12, 1996.)

     4.3 Amendment No. 1 to Rights Agreement, entered into as of November 4, 1996, by and between Webster and ChaseMellon Shareholder Services, L.L.C. (Incorporated by reference to Webster's Current Report on Form 8-K filed with the SEC on November 25, 1996.)

     4.4 Amendment No. 2 to Rights Agreement, entered into as of October 30, 1998, between Webster and American Stock Transfer & Trust Company (Incorporated by reference to Exhibit 1 to Webster's Current Report on Form 8-K filed with the SEC on October 30, 1998.)

      5 Opinion of Hogan & Hartson, L.L.P. as to the validity of the securities registered hereunder, including the consent of Hogan & Hartson, L.L.P.

     23.1       Consent of KPMG LLP

     23.2 Consent of Hogan & Hartson, L.L.P. (included in the opinion filed as Exhibit 5 hereto)

     24 Power of Attorney (previously filed with the Registration Statement on Form S-8 (File No. 333-48548) as filed with the SEC on October 25, 2000.)

     99.1 Section 145 of the Delaware General Corporation Law. (Incorporated by reference to Exhibit 99.1 of Webster's post-effective amendment No. 1 to the registration statement on Form S-3 (File No. 333-65428) filed with the SEC on December 10, 1999.)

     99.2 Webster Financial Corporation 1992 Stock Option Plan, (as amended and restated effective, April 26, 2001)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waterbury, state of Connecticut on August 8, 2001.

                                            WEBSTER FINANCIAL CORPORATION


                                            By:  /s/ James C. Smith
                                                --------------------------------
                                                 James C. Smith
                                                 Chairman and
                                                 Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 8th day of August, 2001.

          SIGNATURE                               TITLE
          ---------                               -----


   /s/ James C. Smith                Chairman and Chief Executive
----------------------------------   Officer, Principal Executive Officer
       James C. Smith




   /s/ William J. Healy              Executive Vice President and Chief
----------------------------------   Financial Officer (Principal
       William J. Healy              Financial Officer)


   /s/ Achille A. Apicella*          Director
----------------------------------
       Achille A. Apicella

   /s/ Joel S. Becker*               Director
----------------------------------
       Joel S. Becker


   /s/ O. Joseph Bizzozero, Jr.*     Director
----------------------------------
       O. Joseph Bizzozero, Jr.



----------------------------------   Director
       William T. Bromage



----------------------------------

   /s/ George T. Carpenter           Director
----------------------------------
       George T. Carpenter



   /s/ John J. Crawford              Director
----------------------------------
       John J. Crawford

   /s/ Robert A. Finkenzeller*       Director
----------------------------------
       Robert A. Finkenzeller


   /s/ Edgar C. Gerwig*              Director
----------------------------------
       Edgar C. Gerwig


   /s/ C. Michael Jacobi*            Director
----------------------------------
       C. Michael Jacobi


   /s/ John F. McCarthy*             Director
----------------------------------
       John F. McCarthy


   /s/ Michael G. Morris*            Director
----------------------------------
       Michael G. Morris


   /s/ Sister Marguerite Waite*      Director
----------------------------------
       Sister Marguerite Waite

*By Power of Attorney


   /s/ James C. Smith
----------------------------------
James C. Smith

                                  EXHIBIT INDEX


   Exhibit
     No.                                  Exhibit
     ---                                  -------

     4.1 Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 to Webster's registration statement on Form S-3 (File No. 333-81563) filed with the SEC on June 25, 1999.)

     4.2 Rights Agreement, dated as of February 5, 1996, between Webster and Chemical Mellon Shareholder Services, L.L.C. (Incorporated by reference to Exhibit 1 to Webster's Current Report on Form 8-K filed with the SEC on February 12, 1996.)

     4.3 Amendment No. 1 to Rights Agreement, entered into as of November 4, 1996, by and between Webster and ChaseMellon Shareholder Services, L.L.C. (Incorporated by reference to Webster's Current Report on Form 8-K filed with the SEC on November 25, 1996.)

     4.4 Amendment No. 2 to Rights Agreement, entered into as of October 30, 1998, between Webster and American Stock Transfer & Trust Company (Incorporated by reference to Exhibit 1 to Webster's Current Report on Form 8-K filed with the SEC on October 30, 1998.)

      5 Opinion of Hogan & Hartson, L.L.P. as to the validity of the securities registered hereunder, including the consent of Hogan & Hartson, L.L.P.

     23.1       Consent of KPMG LLP

     23.2 Consent of Hogan & Hartson, L.L.P. (included in the opinion filed as Exhibit 5 hereto)

      24 Power of Attorney (previously filed with the Registration Statement on Form S-8 (File No. 333-48548) as filed with the SEC on October 25, 2000.)

     99.1 Section 145 of the Delaware General Corporation Law. (Incorporated by reference to Exhibit 99.1 of Webster's post-effective amendment No. 1 to the registration statement on Form S-3 (File No. 333-65428) filed with the SEC on December 10, 1999.)

     99.2 Webster Financial Corporation 1992 Stock Option Plan, (as amended and restated, effective April 26, 2001)